UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

U.S. Bancorp	USB Capital X

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Certificate of Trust)

Delaware	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

41-0255900	20-6524068

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o U.S. Bancorp
800 Nicollet Mall	800 Nicollet Mall
Minneapolis, Minnesota	Minneapolis, Minnesota

(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

55402	55402

(Zip Code)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
each class is to be registered

6.50% Trust Preferred Securities of USB Capital X (and the Guarantee of U.S. Bancorp with respect thereto)	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333 - 124535 and 333-124535-05
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Securities to Be Registered.
     The descriptions set forth under the “Description of Capital Securities,” “Description of Junior Subordinated Debt Securities,” “Description of the Guarantee” and “Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees” in the Prospectus included in the Registration Statement on Form S-3 (No. 333-124535) of U.S. Bancorp, USB Capital VII, USB Capital VIII, USB Capital IX, USB Capital X, USB Capital XI, USB Capital XII, USB Capital XIII, USB Capital XIV, USB Capital XV and USB Capital XVI filed on May 2, 2005, are incorporated herein by reference. The final terms of the securities to be registered hereby are included in a prospectus supplement which was filed on April 7, 2006, by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits.
4.1	Junior Subordinated Indenture, dated as of April 28, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee (incorporated by reference to Exhibit 4.2.3 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture, dated as of August 3, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrants’ Registration Statement on Form 8-A, File No. 001-06880).

4.3	Second Supplemental Indenture to Junior Subordinated Indenture, dated as of December 29, 2005, between U.S. Bancorp, Delaware Trust Company, as Original Trustee and Wilmington Trust Company, as Successor Trustee (incorporated by reference to Exhibit 4.1 to the Current Report of U.S. Bancorp on Form 8-K dated December 29, 2005).

4.4	Third Supplemental Indenture to Junior Subordinated Indenture, dated as of March 17, 2006, between U.S. Bancorp and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report of U.S. Bancorp on Form 8-K dated March 17, 2006).

4.5	Fourth Supplemental Indenture to Junior Subordinated Indenture, dated April 12, 2006, between U.S. Bancorp and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

4.6*	Restated Certificate of Trust of USB Capital X.

4.7	Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.4 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

4.8	Form of Capital Security Certificate (included as part of Exhibit 4.7).

4.9	Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USB CAPITAL X
By: U.S. Bancorp, as Depositor

Date: April 12, 2006	By:	/s/ Laura F. Bednarski

Name: Laura F. Bednarski
Title: Vice President

U.S. BANCORP

Date: April 12, 2006	By:	/s/ Laura F. Bednarski

Name: Laura F. Bednarski
Title: Vice President

INDEX TO EXHIBITS
4.1	Junior Subordinated Indenture, dated as of April 28, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee (incorporated by reference to Exhibit 4.2.3 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture, dated as of August 3, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrants’ Registration Statement on Form 8-A, File No. 001-06880).

4.3	Second Supplemental Indenture to Junior Subordinated Indenture, dated as of December 29, 2005, between U.S. Bancorp, Delaware Trust Company, as Original Trustee and Wilmington Trust Company, as Successor Trustee (incorporated by reference to Exhibit 4.1 to the Current Report of U.S. Bancorp on Form 8-K dated December 29, 2005).

4.4	Third Supplemental Indenture to Junior Subordinated Indenture, dated as of March 17, 2006, between U.S. Bancorp and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report of U.S. Bancorp on Form 8-K dated March 17, 2006).

4.5	Fourth Supplemental Indenture to Junior Subordinated Indenture, dated April 12, 2006, between U.S. Bancorp and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

4.6*	Restated Certificate of Trust of USB Capital X.

4.7	Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.4 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

4.8	Form of Capital Security Certificate (included as part of Exhibit 4.7).

4.9	Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Current Report of U.S. Bancorp on Form 8-K dated April 12, 2006).

*	Filed herewith.